UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2011

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  TERMINATION OF A MATERIAL AGREEMENT.

On January 14, 2011, the Amended and Restated Standard Loan Agreement dated August 25, 2009 between the Company and Bank of America, N.A. (the “Bank”) (the “Line of Credit”), was terminated concurrent with the Company entering into a new banking relationship (see Item 2.03 below).  The Line of Credit provided for borrowing of up to $5,000,000 based on a percentage of eligible accounts receivable and was secured by the Company’s accounts receivable and certain other assets.  The amount available under the Line of Credit had been reduced by the Bank to $225,000 (the amount outstanding under the Line of Credit) due to the Company’s failure to meet a minimum financial covenant tests.  There were no penalties associated with the pay off and termination of the Line of Credit.

On January 14, 2011, the Company repaid all amounts ($352,000) due to General Electric Capital Corporation pursuant to Promissory Notes dated March 30, 2007 and December 30, 2005.  There were no penalties associated with the pay off and termination of the promissory notes.

Item 2.03.  CREATION OF A DIRECT FINANCIAL OBILIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 14, 2011, the Company entered into a Loan and Security Agreement (the “Agreement”) with Crestmark Bank (“Crestmark”) which provides up to $1 million of credit based on eligible accounts receivable.  Amounts available under the Agreement are expected to increase at the discretion of Crestmark to $3 million upon the completion of Crestmark’s field examination of the Company’s records.  The Agreement provides that (i) amounts advanced are due upon demand and (ii) interest is calculated at prime rate (currently 3.25%) plus 2%, and a monthly maintenance fee of 0.6% of the amount outstanding under the Agreement. Amounts due under the Agreement are secured by all of the Company’s assets except for real estate securing term and mortgage loans.

Item 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On January 12, 2011, the Company received notice from the Nasdaq Capital Market that based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets the requirement to maintain a minimum closing bid price of $1.00 per share for its common stock.  The Company has a compliance period of 180 calendar days in which to regain compliance.

If at any time during the 180 day period the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, the Company will regain compliance.

In the event the Company does not regain compliance, the Company may be eligible for additional time.  To qualify, the Company will be required to meet the continued listing requirement for market value of publically held share and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.  If the Company meets these requirements, The Nasdaq Capital Market will inform the Company that it has been granted an additional 180 calendar days.  However, if it appears to The Nasdaq Capital Market that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, The Nasdaq Capital Market will provide notice that its securities will be subject to delisting.

9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Loan and Security Agreement dated January 14, 2011 between the Company andCrestmark Bank.
10.2	Promissory Note dated January 14, 2011 of the Company to Crestmark Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

January 14, 2011	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer